CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Lisa Lilienthal 404-661-3679, lisa.lilienthal@interface.com

FOR IMMEDIATE RELEASE

INTERFACE NAMES JAY D. GOULD CHIEF OPERATING OFFICER

ATLANTA, Georgia, January 13, 2015 – Interface, Inc. (Nasdaq: TILE) today announced the appointment of Jay Gould as Executive Vice President and Chief Operating Officer for the Company.  Mr. Gould, who was most recently Chief Executive Officer of American Standard Brands, will oversee global operations, marketing, and organizational development for the carpet tile manufacturing company that is a recognized leader in sustainability worldwide.

“Jay’s proven track record of creating value for some of the most successful international corporations in the world drew us to him; however, it is his focus on the power of purpose that makes him the right fit for Interface,” said Daniel T. Hendrix, Chairman and Chief Executive Officer of Interface.  “Jay will help us design a future for our Company that builds on our legacy and that maximizes our potential to be a high-performing organization while also fulfilling our mission of being environmentally and socially progressive.”

Before joining Interface, Mr. Gould was Chief Executive Officer of American Standard Brands, where he re-energized the 138-year-old brand and steered the struggling kitchen and bath products company back on track in terms of profitability, innovation and brand stewardship.  Prior to American Standard, Mr. Gould held senior executive roles at Newell Rubbermaid, Campbell Soup Company, and The Coca-Cola Company.  He earned an MBA from Harvard Business School in 1985 and lives in Atlanta.

“I can’t imagine a company that is doing a better job of combining mission and performance,” said Mr. Gould.  “It is an honor to be part of a company that has such strong roots in entrepreneurship, innovation and stewardship, and whose founder, Ray Anderson, was nothing short of a game-changer.  The prospect of helping Interface define its path forward is incredibly exciting to me.”

About Interface, Inc.
Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry, as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “The worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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